Exhibit 99.1

Berkshire Hills Reports Strong Earnings Growth

Second Quarter 2025 GAAP EPS $0.66; Operating EPS $0.69

•	15% increase in operating EPS linked quarter; 25% increase year-over-year
•	3% increase in operating revenue linked quarter, 2% decrease in operating non-interest expense
•	3.27% net interest margin, 3 bps increase linked quarter and 7 bps year-over-year
•	56.7% efficiency ratio; improved from 59.5% linked quarter
•	0.48% delinquent and non-performing loans to total loans

BOSTON, July 24, 2025 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today reported results for the second quarter of 2025. These results along with comparison periods are summarized below:

($ in millions, except per share data)	Three Months Ended
	June 30, 2025	Mar. 31, 2025	June 30, 2024
Net income	$30.4	$25.7	$24.0
Per share	0.66	0.56	0.57
Operating earnings[1]	31.6	27.6	23.2
Per share	0.69	0.60	0.55

Net interest income, non FTE	$91.9	$89.8	$88.5
Net interest income, FTE	93.8	91.7	90.5
Net interest margin, FTE	3.27%	3.24%	3.20%
Non-interest income	$21.8	$20.7	$20.1
Operating non-interest income[1]	21.8	20.7	20.1

Non-interest expense	68.1	70.4	70.9
Operating non-interest expense[1]	66.7	67.9	71.3
Efficiency ratio[1]	56.7%	59.5%	63.4%

Average balances
Loans	$9,484	$9,389	$9,157
Deposits	9,817	9,847	9,296

Period-end balances
Loans	9,499	9,429	9,229
Deposits	9,979	9,880	9,621

1. See non-GAAP financial measures and reconciliation to GAAP measures beginning on page 12.

Berkshire CEO Nitin Mhatre stated, “Second quarter operating earnings grew 36% year-over-year due to revenue growth and lower expenses. Loans, deposits and the net interest margin increased over the linked quarter, boosting net interest income, and were accompanied by solid non-interest income growth. Quarterly operating revenue has increased sequentially over the last six quarters, growing 8% over this period, including 3% growth linked quarter. Quarterly operating income, operating EPS, and efficiency were the strongest since 2019. Second quarter 2025 operating return on tangible common equity advanced to 10.8%. TIME and Newsweek have once again honored Berkshire with national awards, the former for being one of the top-performing U.S. companies of our size and the latter for being one of the best workplaces in the financial services sector. Following months of preparation among our teams, we look forward to completing our transformative merger of equals with Brookline Bancorp and creating a powerful financial institution serving the Northeast.”

“As I reflect on our progress since we began our transformation program in early 2021, I want to express my deepest gratitude to every member of the Berkshire team, our clients and our board of directors. Our bankers’ dedication, resilience, and commitment to our clients have been the driving force behind our improved operating and financial performance. Together, we've navigated challenges, embraced change, and delivered results for our clients, shareholders and communities. I’m incredibly proud of what we’ve accomplished and excited to see what the combined company will achieve next,” added Mhatre.

Berkshire CFO Brett Brbovic stated, “Second quarter net interest income increased 2% linked quarter and the net interest margin increased 3 basis points to 3.27%, benefiting from loan growth and lower deposit cost. Operating non-interest income increased $1.1 million linked quarter. Operating non-interest expense decreased $1.3 million linked quarter and $4.7 million year-over-year. The provision for credit losses decreased $1.5 million linked quarter and the allowance for credit losses on loans was unchanged at 1.24%. Quarterly results were very solid across the board.”

	As of and For the Three Months Ended
	June 30, 2025	Mar. 31, 2025	June 30, 2024
Asset Quality
Net loan charge-offs to average loans	0.14%	0.15%	0.07%
Non-performing loans to total loans	0.27%	0.25%	0.23%

Returns[10]
Return on average assets	1.03%	0.88%	0.82%
Operating return on average assets	1.07%	0.94%	0.79%
Return on tangible common equity	10.35%	9.02%	9.99%
Operating return on tangible common equity	10.76%	9.66%	9.65%

Capital[1]
Tangible common equity/tangible assets	10.1%	9.9%	8.2%
Book value per share	$26.40	$25.81	$23.58
Tangible book value per share	$26.12	$25.50	$23.18

1. See non-GAAP measures and reconciliation to GAAP beginning on page 12. All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank, a relationship-driven, community-focused bank with $12.0 billion in assets and 83 financial centers in New England and New York. Berkshire is headquartered in Boston and offers commercial, retail, wealth, and private banking solutions. Berkshire has a pending agreement to merge with Brookline Bancorp, Inc., a multi-bank holding company with $11.6 billion in assets and branches in Massachusetts, Rhode Island, and New York.

2Q 2025 Financial Highlights (comparisons are to the linked quarter unless otherwise noted).

Income Statement. Second quarter GAAP income was $30 million, or $0.66 per share. Operating earnings totaled $32 million, or $0.69 per share. GAAP results included $1.5 million in primarily merger-related non-operating expenses. Operating earnings increased $4.0 million, or 14%, linked quarter and 36% year-over-year, with ongoing positive operating leverage from operating revenue growth and expense reduction. Reflecting the merger-related share issuance in December 2024, quarterly operating EPS was up 25% year-over-year. The efficiency ratio was 56.7% in the second quarter, improving to the best quarterly result since 2019.

Quarterly net interest income increased linked quarter by $2.2 million to $92 million in 2Q25.

•	The net interest margin increased 3 basis points to 3.27%.

○	The earning asset yield increased 3 basis points to 5.38%.

•	The loan yield increased 2 basis points to 5.82%.

○	The cost of funds decreased 1 basis point to 2.29%

•	The cost of deposits decreased 3 basis points to 2.15%.

•	Provision for credit losses totaled $4.0 million, decreasing 1.5 million linked quarter.

○	Net loan charge-offs totaled $3.3 million, compared to $3.5 million linked quarter.

○	The annualized loan net charge-off ratio was 0.14% for the quarter and 0.15% year-to-date.

•	GAAP and operating non-interest income was $22 million, increasing $1.1 million linked quarter primarily due to higher loan related fee income.

•	Non-interest expense totaled $68 million on a GAAP basis and $67 million on an operating basis. The operating measure decreased $1.3 million linked quarter and $4.7 million year-over-year.

○	Compensation and occupancy expense decreased $1.8 million from seasonally higher levels in the linked quarter.

•	The effective tax rate was 27% in 2Q25 compared to 26% in the linked quarter.

Loans. Compared to the linked quarter, total loans increased $70 million, or 1%, to $9.5 billion. Growth was primarily in commercial and industrial loans which increased $56 million, or 4%.

•	The quarter-end allowance for credit losses on loans was unchanged at 1.24% of total loans.

○	The period-end allowance was 462% of non-performing loans.

•	Non-performing loans were 0.27% of total loans at period-end.

•	Delinquent and non-performing loans were 0.48% of total loans at period-end.

Deposits. Compared to the linked quarter, total end of period deposits increased $99 million, or 1%, to $10.0 billion. Total end of period deposits excluding payroll and brokered deposits increased $66 million, or 1%, linked quarter, and increased $541 million, or 7%, year-over year.

Equity. Total shareholders’ equity increased $26 million, or 2%, linked quarter to $1.2 billion. The ratio of tangible common equity to tangible assets measured 10.1%, increasing from 9.9% linked quarter. Tangible book value per share grew 13% year-over-year to $26.12 at period-end.

Proposed Transaction with Brookline Bancorp, Inc. On December 16, 2024, Berkshire Hills Bancorp, Inc., Commerce Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Berkshire formed solely to facilitate the merger (“Merger Sub”) and Brookline Bancorp, Inc., a Delaware corporation (“Brookline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Brookline, with Brookline as the surviving entity, and immediately thereafter, Brookline will merge with and into Berkshire, with Berkshire as the surviving entity (collectively, the “Merger”). As a result of the Merger, the separate corporate existence of Brookline will cease, and Berkshire will continue as the surviving corporation. Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, each outstanding share of Brookline common stock will be exchanged for the right to receive 0.42 shares of Berkshire common stock. Holders of Brookline common stock will receive cash in lieu of fractional shares of Berkshire common stock. As a result of the proposed transaction and a $100 million common stock offering completed by Berkshire to support the proposed transaction, Berkshire stockholders will own approximately 55% and Brookline stockholders will own approximately 45% of the outstanding shares of the combined company. The proposed transaction is expected to close in 2025, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals. Shareholders of both companies approved merger-related proposals in May 2025.

Conference Call and Investor Presentation. Berkshire will conduct a conference call/webcast at 9:00 a.m. Eastern time on Thursday, July 24, 2025 to discuss results for the quarter and the Company’s outlook. Instructions for listening to the call may be found at the Company’s website at ir.berkshirebank.com. Additional materials relating to the call may also be accessed at this website. The call will be archived at the website and will be available for an extended period of time.

Forward Looking Statements: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “remain,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the sections titled “Forward-Looking Statements” and “Risk Factors” in Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of Berkshire or Brookline to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Brookline; delays in completing the proposed transaction with Brookline; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Berkshire and Brookline to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

###

INVESTOR CONTACT

Kevin Conn

Investor Relations

617.641.9206

kaconn@berkshirebank.com

MEDIA CONTACT

Gary Levante

Corporate Communications

413.447.1737

glevante@berkshirebank.com

SELECTED FINANCIAL HIGHLIGHTS (1)

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2025	2025	2024	2024	2024
NOMINAL AND PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.66	$0.56	$0.46	$0.88	$0.57
Operating earnings per common share, diluted (2)(3)	0.69	0.60	0.60	0.58	0.55
Net income/(loss), (thousands)	30,366	25,719	19,657	37,509	24,025
Operating net income, (thousands) (2)(3)	31,587	27,621	25,982	24,789	23,168
Net interest income, (thousands) non FTE	91,921	89,771	86,855	88,059	88,532
Net interest income, FTE (5)	93,761	91,655	88,798	90,082	90,545
Total common shares outstanding, end of period (thousands)	46,303	46,377	46,424	42,982	42,959
Average diluted shares, (thousands)	46,007	46,061	43,064	42,454	42,508
Total book value per common share, end of period	26.40	25.81	25.15	24.90	23.58
Tangible book value per common share, end of period (2)(3)	26.12	25.50	24.82	24.53	23.18
Dividends declared per common share	0.18	0.18	0.18	0.18	0.18
Dividend payout ratio (6)	27.54%	32.52%	39.40%	20.63%	32.74%

PERFORMANCE RATIOS (4)
Return on equity	9.97%	8.63%	7.18%	14.29%	9.49%
Operating return on equity (2)(3)	10.37	9.28	9.49	9.44	9.15
Return on tangible common equity (2)(3)	10.35	9.02	7.59	14.83	9.99
Operating return on tangible common equity (2)(3)	10.76	9.66	9.93	9.91	9.65
Return on assets	1.03	0.88	0.68	1.28	0.82
Operating return on assets (2)(3)	1.07	0.94	0.90	0.85	0.79
Net interest margin, FTE (5)	3.27	3.24	3.14	3.16	3.20
Efficiency ratio (3)	56.73	59.45	62.43	63.74	63.40

FINANCIAL DATA (in millions, end of period)
Total assets	$12,035	$12,013	$12,273	$11,605	$12,219
Total earning assets	11,346	11,334	11,523	10,922	11,510
Total loans	9,499	9,429	9,385	9,212	9,229
Total funding liabilities	10,565	10,564	10,813	10,285	10,907
Total deposits	9,979	9,880	10,375	9,577	9,621
Loans/deposits (%)	95%	95%	90%	96%	96%
Total accumulated other comprehensive (loss) net of tax, end of period	$(91)	$(95)	$(106)	$(89)	$(115)
Total shareholders' equity	1,222	1,197	1,167	1,070	1,013

ASSET QUALITY
Allowance for credit losses, (millions)	$117	$117	$115	$112	$112
Net charge-offs, (millions)	(3)	(4)	(3)	(6)	(2)
Net charge-offs (QTD annualized)/average loans	0.14%	0.15%	0.14%	0.24%	0.07%
Provision (benefit)/expense, (millions)	$4	$6	$6	$6	$6
Non-performing assets, (millions)	28	26	27	27	24
Non-performing loans/total loans	0.27%	0.25%	0.26%	0.26%	0.23%
Allowance for credit losses/non-performing loans	462	501	469	467	525
Allowance for credit losses/total loans	1.24	1.24	1.22	1.22	1.22

CAPITAL RATIO
Tangible common shareholders' equity/tangible assets (3)	10.1	9.9	9.4	9.1	8.2

(1)	All financial tables presented are unaudited.
(2)	Reconciliation of non-GAAP financial measures, including all references to operating and tangible amounts, appear on page 13 and 14.
(3)	Non-GAAP financial measure. Operating measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions and restructuring activities. See page 13 and 14 for reconciliations of non-GAAP financial measures.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(6)	Dividend payout ratio is based on dividends declared.

CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	June 30,
(in thousands)	2025	2025	2024	2024
Assets
Cash and due from banks	$131,970	$121,137	$182,776	$112,085
Short-term investments	670,761	705,199	945,633	988,207
Total cash and cash equivalents	802,731	826,336	1,128,409	1,100,292

Trading securities, at fair value	4,835	5,010	5,258	5,699
Equity securities, at fair value	647	647	655	12,736
Securities available for sale, at fair value	664,713	669,182	655,723	611,711
Securities held to maturity, at amortized cost	476,756	494,242	507,658	520,239
Federal Home Loan Bank stock	25,579	29,688	19,565	35,010
Total securities	1,172,530	1,198,769	1,188,859	1,185,395
Less: Allowance for credit losses on investment securities	(63)	(63)	(64)	(65)
Net securities	1,172,467	1,198,706	1,188,795	1,185,330

Loans held for sale	4,014	1,322	3,076	52,072

Commercial real estate loans	4,898,078	4,882,927	4,848,824	4,706,810
Commercial and industrial loans	1,511,362	1,455,847	1,461,341	1,421,921
Residential mortgages	2,720,363	2,721,885	2,701,227	2,674,611
Consumer loans	369,046	368,226	373,602	425,184
Total loans	9,498,849	9,428,885	9,384,994	9,228,526
Less: Allowance for credit losses on loans	(117,344)	(116,678)	(114,700)	(112,167)
Net loans	9,381,505	9,312,207	9,270,294	9,116,359

Premises and equipment, net	58,439	57,680	56,609	55,893
Other real estate owned	124	-	-	-
Other intangible assets	12,809	13,936	15,064	17,319
Other assets	596,140	596,082	604,231	615,882
Assets held for sale	6,519	6,930	6,930	76,307
Total assets	$12,034,748	$12,013,199	$12,273,408	$12,219,454

Liabilities and shareholders' equity
Non-interest bearing deposits	$2,296,268	$2,295,040	$2,324,879	$2,222,012
NOW and other deposits	814,600	789,418	841,406	766,641
Money market deposits	3,153,241	3,197,331	3,610,521	3,278,753
Savings deposits	1,105,009	1,065,530	1,021,716	1,004,320
Time deposits	2,609,913	2,532,558	2,576,682	2,349,733
Total deposits	9,979,031	9,879,877	10,375,204	9,621,459

Federal Home Loan Bank advances	463,861	562,921	316,482	689,606
Subordinated borrowings	121,736	121,674	121,612	121,487
Total borrowings	585,597	684,595	438,094	811,093

Other liabilities	247,809	251,967	292,686	287,312
Liabilities held for sale	-	-	-	486,648
Total liabilities	10,812,437	10,816,439	11,105,984	11,206,512

Common shareholders' equity	1,222,311	1,196,760	1,167,424	1,012,942
Total shareholders' equity	1,222,311	1,196,760	1,167,424	1,012,942
Total liabilities and shareholders' equity	$12,034,748	$12,013,199	$12,273,408	$12,219,454

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Interest income	$151,469	$154,109	$299,799	$306,115
Interest expense	59,548	65,577	118,107	129,443
Net interest income, non FTE	91,921	88,532	181,692	176,672
Non-interest income
Deposit related fees	8,193	8,561	16,142	16,866
Loan related fees	5,100	2,364	8,887	5,027
Gain on SBA loans	2,288	3,294	5,564	4,993
Wealth management fees	2,657	2,613	5,612	5,497
Fair value adjustments on securities	46	(42)	(6)	(157)
Other	3,468	3,343	6,225	5,217
Total non-interest income excluding gains and losses	21,752	20,133	42,424	37,443
(Loss) on sale of securities	-	-	-	(49,909)
Total non-interest income	21,752	20,133	42,424	(12,466)
Total net revenue	113,673	108,665	224,116	164,206

Provision expense for credit losses	4,000	6,499	9,500	12,499
Non-interest expense
Compensation and benefits	39,303	40,126	79,938	80,861
Occupancy and equipment	7,203	8,064	14,869	16,762
Technology	9,756	10,236	19,821	20,140
Professional services	961	2,757	2,675	5,433
Regulatory expenses	1,648	1,848	3,275	3,693
Amortization of intangible assets	1,128	1,140	2,256	2,345
Marketing	1,541	532	2,808	1,648
Merger, restructuring and other non-operating expenses	1,491	(384)	3,945	3,233
Other expenses	5,113	6,612	8,923	12,836
Total non-interest expense	68,144	70,931	138,510	146,951
Total non-interest expense excluding non-operating expenses	66,653	71,315	134,565	143,718

Income before income taxes	41,529	31,235	76,106	4,756
Income tax expense	11,163	7,210	20,021	919
Net income	30,366	24,025	56,085	3,837

Basic earnings per common share	$0.66	$0.57	$1.23	$0.09
Diluted earnings per common share	$0.66	$0.57	$1.22	$0.09

Weighted average shares outstanding:
Basic	45,764	42,437	45,731	42,602
Diluted	46,007	42,508	46,042	42,763

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands, except per share data)	2025	2025	2024	2024	2024
Interest income	$151,469	$148,330	$150,555	$157,268	$154,109
Interest expense	59,548	58,559	63,700	69,209	65,577
Net interest income, non FTE	91,921	89,771	86,855	88,059	88,532
Non-interest income
Deposit related fees	8,193	7,949	8,237	8,656	8,561
Loan related fees	5,100	3,787	3,039	3,214	2,364
Gain on SBA loans	2,288	3,276	4,635	3,020	3,294
Wealth management fees	2,657	2,955	2,658	2,685	2,613
Fair value adjustments on securities	46	(52)	(352)	516	(42)
Other	3,468	2,757	4,943	3,416	3,343
Total non-interest income excluding gains and losses	21,752	20,672	23,160	21,507	20,133
Gain on sale of business operations and assets, net	-	-	193	16,048	-
Loss on sale of securities	-	-	(28)	-	-
Total non-interest income	21,752	20,672	23,325	37,555	20,133
Total net revenue	113,673	110,443	110,180	125,614	108,665

Provision expense for credit losses	4,000	5,500	6,000	5,500	6,499
Non-interest expense
Compensation and benefits	39,303	40,635	38,929	40,663	40,126
Occupancy and equipment	7,203	7,666	7,334	7,373	8,064
Technology	9,756	10,065	10,241	10,014	10,236
Professional services	961	1,714	2,765	2,109	2,757
Regulatory expenses	1,648	1,627	1,851	1,851	1,848
Amortization of intangible assets	1,128	1,128	1,128	1,128	1,140
Marketing	1,541	1,267	2,013	861	532
Merger, restructuring and other non-operating expenses	1,491	2,454	6,557	(297)	(384)
Other expenses	5,113	3,810	6,757	8,258	6,612
Total non-interest expense	68,144	70,366	77,575	71,960	70,931
Total non-interest expense excluding non-operating expenses	66,653	67,912	71,018	72,257	71,315

Income/(loss) before income taxes	$41,529	$34,577	$26,605	$48,154	$31,235
Income tax expense/(benefit)	11,163	8,858	6,948	10,645	7,210
Net income/(loss)	$30,366	$25,719	$19,657	$37,509	$24,025

Diluted earnings/(loss) per common share	$0.66	$0.56	$0.46	$0.88	$0.57

Weighted average shares outstanding:
Basic	45,764	45,684	42,661	42,170	42,437
Diluted	46,007	46,061	43,064	42,454	42,508

AVERAGE BALANCES AND AVERAGE YIELDS AND COSTS

	Quarters Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(in millions)	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate
Assets
Commercial real estate	$4,903	76	6.19%	$4,865	$75	6.19%	4,649	77	6.52%
Commercial and industrial loans	1,501	27	6.99	1,446	25	7.00	1,384	27	7.62
Residential mortgages	2,711	30	4.39	2,708	30	4.35	2,694	28	4.21
Consumer loans	369	5	6.58	370	6	6.57	430	8	7.47
Total loans	9,484	138	5.82	9,389	136	5.80	9,157	140	6.05
Securities (2)	1,299	8	2.59	1,312	9	2.62	1,332	8	2.44
Short-term investments and loans held for sale	540	5	4.31	534	6	4.19	597	8	5.07
New York branch loans held for sale (3)	-	-	-	-	-	-	57	1	5.86
Total earning assets	11,323	151	5.38	11,235	151	5.35	11,143	157	5.57
Goodwill and other intangible assets	13			14			18
Other assets	513			505			531
Total assets	11,849			$11,754			11,692

Non-interest-bearing demand deposits	2,281	$-	-%	$2,262	$-	-%	2,244	$-	-%
NOW and other	800	3	1.48	758	2	1.32	763	3	1.44
Money market	3,095	23	2.92	3,247	23	2.87	2,909	24	3.32
Savings	1,081	3	1.24	1,038	3	1.13	1,004	3	1.06
Time	2,560	24	3.73	2,542	25	3.91	2,376	25	4.22
Total deposits	9,817	53	2.15	9,847	53	2.18	9,296	55	2.35
Borrowings (4)	590	7	4.65	463	6	4.90	610	9	5.55
New York branch non-interest-bearing deposits held for sale (3)	-	-	-	-	-	-	97	-	-
New York branch interest-bearing deposits held for sale (3)	-	-	-	-	-	-	386	3	2.80
Total funding liabilities	10,407	60	2.29	10,310	59	2.30	10,389	67	2.53

Other liabilities	224			253			290
Total liabilities	10,631			10,563			10,679

Common shareholders' equity (5)	1,218			1,191			1,013
Total shareholders' equity	1,218			1,191			1,013
Total liabilities and shareholders' equity	11,849			$11,754			11,692
Net interest margin, FTE			3.27			3.24			3.20

Supplementary data
Net Interest Income, non FTE	91,921			89,771			88,532
FTE income adjustment	1,840			1,884			2,013
Net Interest Income, FTE	93,761			91,655			90,545

(1)	Interest income and expense presented on a fully taxable equivalent basis.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	New York branch loans and deposits moved to held for sale on March 4, 2024.
(4)	Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(5)	Unrealized gains and losses, net of tax, are included in average equity.

ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2025	2025	2024	2024	2024
NON-PERFORMING ASSETS
Commercial real estate	$9,869	$9,742	$10,393	$10,270	$5,976
Commercial and industrial loans	11,512	8,998	9,156	8,227	8,489
Residential mortgages	3,289	3,684	3,830	4,348	5,491
Consumer loans	734	856	1,068	1,124	1,392
Total non-performing loans	25,404	23,280	24,447	23,969	21,348
Repossessed assets	2,384	2,288	2,280	2,563	2,549
Total non-performing assets	$27,788	$25,568	$26,727	$26,532	$23,897

Total non-performing loans/total loans	0.27%	0.25%	0.26%	0.26%	0.23%
Total non-performing assets/total assets	0.23%	0.21%	0.22%	0.23%	0.20%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$116,678	$114,700	$112,047	$112,167	$107,331
Charged-off loans	(4,348)	(6,256)	(4,553)	(7,091)	(3,246)
Recoveries on charged-off loans	1,014	2,734	1,206	1,471	1,583
Net loans charged-off	(3,334)	(3,522)	(3,347)	(5,620)	(1,663)
Provision expense for loan credit losses	4,000	5,500	6,000	5,500	6,499
Balance at end of period	$117,344	$116,678	$114,700	$112,047	$112,167

Allowance for credit losses/total loans	1.24%	1.24%	1.22%	1.22%	1.22%
Allowance for credit losses/non-performing loans	462%	501%	469%	467%	525%

NET LOAN CHARGE-OFFS
Commercial real estate	$(338)	$(991)	$(121)	$(999)	$22
Commercial and industrial loans	(3,232)	(1,518)	(2,309)	(1,009)	(711)
Residential mortgages	48	161	552	273	316
Home equity	(13)	102	1	3	8
Other consumer loans	205	(1,276)	(1,470)	(3,888)	(1,298)
Total, net	$(3,330)	$(3,522)	$(3,347)	$(5,620)	$(1,663)

Net charge-offs (QTD annualized)/average loans	0.14%	0.15%	0.14%	0.24%	0.07%
Net charge-offs (YTD annualized)/average loans	0.15%	0.15%	0.16%	0.16%	0.13%

DELINQUENT AND NON-PERFORMING LOANS	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans
30-89 Days delinquent	$15,263	0.16%	$9,783	0.10%	$17,591	0.19%	$18,526	0.20%	$18,494	0.20%
90+ Days delinquent and still accruing	4,675	0.05%	6,858	0.07%	6,417	0.07%	6,280	0.07%	11,672	0.13%
Total accruing delinquent loans	19,938	0.21%	16,641	0.17%	24,008	0.26%	24,806	0.27%	30,166	0.33%
Non-performing loans	25,404	0.27%	23,280	0.25%	24,447	0.26%	23,969	0.26%	21,348	0.23%
Total delinquent and non-performing loans	$45,342	0.48%	$39,921	0.42%	$48,455	0.52%	$48,775	0.53%	$51,514	0.56%

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

The Company utilizes the non-GAAP measure of operating earnings in evaluating operating trends, including components for operating revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. These items primarily include restructuring costs. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch consolidations.

The Company also calculates operating earnings per share based on its measure of operating earnings and diluted common shares. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Adjustments in 2025 were primarily related to the pending merger. Adjustments in 2024 were primarily related to the pending merger, branch sales and consolidations, and loss on sale of securities.

Management believes that the computation of non-GAAP operating earnings and operating earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA

		At or for the Quarters Ended
		June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)		2025	2025	2024	2024	2024
Total non-interest income		$21,752	$20,672	$23,325	$37,555	$20,133
Adj: Net (gains) on sale of business operations and assets		-	-	(193)	(16,048)	-
Adj: Loss on sale of securities		-	-	28	-	-
Total operating non-interest income (1)		$21,752	$20,672	$23,160	$21,507	$20,133

Total revenue	(A)	$113,673	$110,443	$110,180	$125,614	$108,665
Adj: Net (gains) on sale of business operations and assets		-	-	(193)	(16,048)	-
Adj: Loss on sale of securities		-	-	28	-	-
Total operating revenue (1)	(B)	$113,673	$110,443	$110,015	$109,566	$108,665

Total non-interest expense	(C)	$68,144	$70,366	$77,575	$71,960	$70,931
Adj: Merger, restructuring and other non-operating expenses		(1,491)	(2,454)	(6,557)	297	384
Operating non-interest expense (1)	(D)	$66,653	$67,912	$71,018	$72,257	$71,315

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$45,529	$40,077	$32,605	$53,654	$37,734
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	47,020	42,531	38,997	37,309	37,350

Net income/(loss)		$30,366	$25,719	$19,657	$37,509	$24,025
Adj: Net (gains) on sale of business operations and assets		-	-	(193)	(16,048)	-
Adj: Loss on sale of securities		-	-	28	-	-
Adj: Merger, restructuring expense and other non-operating expenses		1,491	2,454	6,557	(297)	(384)
Adj: Income taxes (expense)/benefit		(270)	(552)	(67)	3,625	(473)
Total operating income (1)	(E)	$31,587	$27,621	$25,982	$24,789	$23,168

(in millions, except per share data)
Total average assets	(F)	$11,849	$11,754	$11,596	$11,695	$11,692
Total average shareholders' equity	(G)	1,218	1,191	1,095	1,050	1,013
Total average tangible shareholders' equity (1)	(I)	1,205	1,177	1,080	1,034	995
Total accumulated other comprehensive (loss) net of tax, end of period		(91)	(95)	(106)	(89)	(115)
Total tangible shareholders' equity, end of period (1)	(K)	1,210	1,183	1,152	1,054	996
Total tangible assets, end of period (1)	(L)	12,022	11,999	12,258	11,588	12,202

Total common shares outstanding, end of period (thousands)	(M)	46,303	46,377	46,424	42,982	42,959
Average diluted shares outstanding (thousands)	(N)	46,007	46,061	43,064	42,454	42,508

Earnings/(loss) per common share, diluted (1)		$0.66	$0.56	$0.46	$0.88	$0.57
Operating earnings per common share, diluted (1)	(E/N)	0.69	0.60	0.60	0.58	0.55
Tangible book value per common share, end of period (1)	(K/M)	26.12	25.50	24.82	24.53	23.18
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	10.06	9.86	9.40	9.10	8.16

Performance ratios (2)
Return on equity		9.97%	8.63%	7.18%	14.29%	9.49%
Operating return on equity (1)	(E/G)	10.37	9.28	9.49	9.44	9.15
Return on tangible common equity (1)(3)		10.35	9.02	7.59	14.83	9.99
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	10.76	9.66	9.93	9.91	9.65
Return on assets		1.03	0.88	0.68	1.28	0.82
Operating return on assets (1)	(E/F)	1.07	0.94	0.90	0.85	0.79
Efficiency ratio (1)	(D-Q)/(B+R)	56.73	59.45	62.43	63.74	63.40

Supplementary data (in thousands)
Effective tax rate		26.9%	25.6%	26.1%	22.1%	23.1%
Intangible amortization	(Q)	$1,128	$1,128	$1,128	$1,128	$1,140
Fully taxable equivalent income adjustment	(R)	1,840	1,884	1,943	2,023	2,013

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED

		At or for the Six Months Ended
		June 30,	June 30,
(in thousands)		2025	2024
Total non-interest income		$42,424	$(12,466)
Adj: Loss on sale of securities		-	49,909
Total operating non-interest income (1)		$42,424	$37,443

Total revenue	(A)	$224,116	$164,206
Adj: Net (gains) on sale of business operations and assets		-	-
Adj: Loss on sale of securities		-	49,909
Total operating revenue (1)	(B)	$224,116	$214,115

Total non-interest expense	(C)	$138,510	$146,951
Less: Merger, restructuring and other non-operating expenses		(3,945)	(3,233)
Operating non-interest expense (1)	(D)	$134,565	$143,718

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$85,606	$17,255
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	89,551	70,397

Net income		$56,085	$3,837
Adj: Loss on sale of securities		-	49,909
Adj: Merger, restructuring expense and other non-operating expenses		3,945	3,233
Adj: Income taxes (expense)/benefit		(822)	(12,877)
Total operating income (1)	(E)	$59,208	$44,102

(in millions, except per share data)
Total average assets	(F)	$11,802	$11,723
Total average shareholders' equity	(G)	1,205	1,015
Total average tangible shareholders' equity (1)	(I)	1,191	997
Total accumulated other comprehensive (loss) net of tax, end of period		(91)	(115)
Total tangible shareholders' equity, end of period (1)	(K)	1,210	996
Total tangible assets, end of period (1)	(L)	12,022	12,202

Total common shares outstanding, end of period (thousands)	(M)	46,303	42,959
Average diluted shares outstanding (thousands)	(N)	46,042	42,763

Earnings/(loss) per common share, diluted (1)		$1.22	$0.09
Operating earnings per common share, diluted (1)	(E/N)	1.29	1.03
Tangible book value per common share, end of period (1)	(K/M)	26.12	23.18
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	10.06	8.16

Performance ratios (2)
Return on equity		9.31%	0.76%
Operating return on equity (1)	(E/G)	9.83	8.69
Return on tangible common equity (1)(3)		9.69	1.11
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	10.22	9.19
Return on assets		0.95	0.07
Operating return on assets (1)	(E/F)	1.00	0.75
Efficiency ratio (1)	(D-Q)/(B+R)	58.07	64.81
Net interest margin, FTE		3.26	3.18

Supplementary data (in thousands)
Intangible amortization	(Q)	$2,256	$2,345
Fully taxable equivalent income adjustment	(R)	3,724	4,019

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.